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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Current Report on Form 8-K of our report dated January 21, 1997 with respect to the consolidated financial statements of Infinity Financial Technology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

     We also consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-43969, 333-39151, 33-6425, 33-14984, 33-33602,
33-42345, 33-69650, 33-64901, 33-58515, and 33-15641) pertaining to the Infinity
International Financial Technology, Inc. 1989 Stock Option Plan, Infinity Financial Technology, Inc. 1993 Stock Incentive Plan, Infinity Financial Technology, Inc. 1996 Stock Incentive Plan, ADS Associates, Inc. 1994 Stock Option Plan, SunGard Data Systems Inc. 1986 Stock Option Plan, SunGard Data Systems Inc. Incentive Stock Option Plan, SunGard Data Systems Inc. Restricted Stock Purchase Plan, SunGard Data Systems Inc. Employee Stock Purchase Plan, SunGard Data Systems Inc. 1988 Nonqualified Stock Option Plan; SunGard Data Systems Inc. 1986 Stock Option Plan (increase), 1982 Dyatron Plan, Restricted Stock Award Plan for Outside Directors, SunGard Data Systems Inc. 1986 Stock Option Plan (increase), Amended and Restated 1990 Restricted Stock Incentive Plan, Phase 3 KESOP, SunGard Data Systems Inc. 1986 Stock Option Plan (increase), SunGard Data Systems Inc. Employee Stock Purchase Plan, Intelus Corporation 1986 Stock Option Plan, Intelus Corporation 1988 Stock Option Plan, Renaissance Software Inc. Amended and Restated 1992 Equity Incentive Plan, SunGard Data Systems Inc. 1994 Equity Incentive Plan, SunGard Data Systems Inc. 1996 Equity Incentive Plan, and SunGard Data Systems Inc. 1996 Employee Stock Purchase Plan of our report dated January 21, 1997 referred to in the preceding paragraph.

                                                /s/ Ernst & Young LLP
                                                Ernst & Young LLP
Palo Alto, California
January 16, 1998